EXHIBIT 10.8.7

KANSAS CITY SOUTHERN
1991 AMENDED AND RESTATED STOCK OPTION
AND PERFORMANCE AWARD PLAN

RESTRICTED SHARES AGREEMENT

     By this Agreement, Kansas City Southern, a Delaware corporation (the “Company”), awards and sells to [Name], an employee of the Company or a Subsidiary (the “Grantee”), that number of shares (“Restricted Shares”) of the Company’s Common Stock, $.01 par value, set forth below, subject to the terms and conditions set forth below, in the attached Exhibit A hereto and in the Kansas City Southern 1991 Amended and Restated Stock Option and Performance Award Plan, as may from time to time be amended (the “Plan”), all of which are an integral part of this Agreement. A copy of the Plan may be obtained from the Company upon request. Capitalized terms used but not defined in this Agreement have the meaning specified in the Plan.

Award Date	[Date]
Period of Restriction	[Years]
Number of Restricted Shares	[Shares]
Purchase Price	[Price]

     The Award evidenced by this Agreement shall not be effective until you have (i) made full payment to the Company of the Purchase Price for the Restricted Shares, (ii) paid to the Company such amount as may be requested by the Company, or otherwise made arrangements satisfactory to the Company as determined by the Committee, to satisfy all tax withholding requirements, if any, relating to your purchase of the Restricted Shares, and (iii) indicated your acceptance of this Agreement by signing the enclosed copy in the space provided below and returning it to the Corporate Secretary’s Office, in the envelope provided, within thirty (30) days after the Company’s mailing of this Agreement to you.

Kansas City Southern
By:
[Name and Title]

ACCEPTED AND AGREED:

[Name]
[Address]
[City, State, Zip]

Dated:                                         , 200__

(Return one copy of this Agreement in the enclosed self addressed envelope. Retain one copy for your records.)

EXHIBIT A
to
RESTRICTED SHARES AGREEMENT

     1. Transfer Restrictions. During the Period of Restriction, the Restricted Shares may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by you, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable; provided that the designation of a beneficiary pursuant to Article 11 of the Plan shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

     2. Certificates. During the Period of Restriction, no certificates for the Restricted Shares shall be issued to you; rather, the Restricted Shares shall be evidenced by certificates held by or on behalf of the Company, in book-entry form or otherwise, as determined by the Company.

     3. Rights as Stockholder. During the Period of Restriction, you shall have all of the rights of a stockholder of the Company with respect to the Restricted Shares.

     4. Lapse of Restrictions. The Period of Restriction shall lapse upon the earliest of (a) the [# of years] anniversary of the Award Date, (b) a Change of Control or (c) your Termination of Affiliation for any reason other than for Cause.

     5. Forfeiture. In the event of your Termination of Affiliation for Cause, your Restricted Shares are forfeited and you are deemed to have resold those Restricted Shares to the Company. You must resell those forfeited Restricted Shares to the Company at a price equal to the lesser of (i) the amount that you paid for the Restricted Shares or (ii) the Fair Market Value of a Share on the date of forfeiture.

     6. Amendments. This Agreement may be amended only by a writing executed by the Company and you which specifically states that it is amending this Agreement; provided that this Agreement is subject to the power of the Board to amend the Plan as provided therein, except that no such amendment shall adversely affect your rights under this Agreement without your consent.

     7. Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary. Any notice to be given to you shall be addressed to you at the address listed in the Company’s records. By a notice given pursuant to this Section, either party may designate a different address for notices. Any notice shall have been deemed given when actually delivered.

     8. Severability. If any part of this Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any part of this Agreement not declared to be unlawful or invalid. Any part so declared unlawful or invalid shall, if possible, be construed in a manner which gives effect to the terms of such part to the fullest extent possible while remaining lawful and valid.

     9. Applicable Law. This Agreement shall be governed by the laws of the State of Delaware other than its laws respecting choice of law.

     10. Headings. Headings are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.